Exhibit 99.1

CONFIDENTIAL

Neos Therapeutics Announces Realignment of Commercial Organization

-    Strategic assessment leads to new salesforce structure and is expected to accelerate path to profitability —

-    Company to host conference call today at 8:30am ET -

Dallas/Fort Worth, Texas, November 30, 2018 — Neos Therapeutics, Inc. (Nasdaq: NEOS), a fully-integrated pharmaceutical company focused on developing, manufacturing, and commercializing innovative modified-release products using its proprietary microparticle, drug delivery technology, today announced that it completed a strategic assessment of its commercial business and is realigning its commercial organization for its attention deficit hyperactivity disorder (ADHD) products Adzenys XR-ODT®, Cotempla XR-ODT® and Adzenys-ER™ in order to accelerate its path to profitability. In connection with this realignment, Neos also announced that its Chief Commercial Officer, Thomas McDonnell, resigned upon mutual agreement with the company effective immediately.

“During our last two quarterly earnings calls, we discussed that we would undergo an assessment of our commercial strategy to drive the growth of our ADHD business and realize operational efficiencies in an effort to accelerate our path to profitability. The ADHD market is very large, with over 70 million prescriptions written annually, and we believe that this optimized salesforce structure and territory realignment deploys our resources to the most appropriate regions and physician targets. We expect that this strategic decision will allow for continued prescription growth with a focus on increasing net revenue per pack for our ADHD products,” said Jerry McLaughlin, Chief Executive Officer of Neos Therapeutics. “I would like to personally thank those employees who will be affected by this realignment for their contributions over the past few years. In particular, I want to thank Tom McDonnell for building and leading the commercial organization through the launch and growth of Adzenys XR-ODT, Adzenys-ER and Cotempla XR-ODT and I wish him continued success in his career.”   Mr. McDonnell’s roles and responsibilities will be absorbed into the organization.

Additionally, the company has approved a plan to realign its salesforce with the goal of better focusing on those territories and physician targets that have the highest potential to support the long-term growth and profitability of its ADHD business.

Conference Call Details

Neos management will host a conference call and live audio webcast today at 8:30 a.m. ET today. The live call may be accessed by dialing (866) 842-7969 for domestic calls, or +1 (704) 908-0466 for international callers and referencing conference ID number 6949427. A live audio webcast for the conference call will be available on the Investor Relations page of the Company’s website at http://investors.neostx.com/.

About Neos Therapeutics

Neos Therapeutics, Inc. (NASDAQ: NEOS) is a pharmaceutical company focused on developing, manufacturing and commercializing products utilizing its proprietary modified-release drug delivery technology platforms. Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING), Cotempla XR-ODT® (methylphenidate) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING), and Adzenys-ER™ (amphetamine) extended-release oral suspension (see Full Prescribing Information, including Boxed WARNING), all for the treatment of ADHD, are three approved products using the Company’s extended-release  technology platform. Additional information about Neos is available at www.neostx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the commercialization of Adzenys XR-ODT, Cotempla XR-ODT and Adzenys ER, the prescription growth for our products, net revenue per pack for our products, our plans to realign our commercial organization and the intended benefits thereof, the therapeutic potential of our products, and the growth and profitability of our business. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements reflect our current views about our expectations, strategy, plans, prospects or intentions, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to market and sell our products, the inherent uncertainty of drug research and development and commercialization, that we may use our cash resources more quickly than anticipated, and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K as updated by our subsequently filed other SEC filings, including our Quarterly Report(s) on Form 10-Q. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Contacts:

Richard Eisenstadt

Chief Financial Officer

Neos Therapeutics

(972) 408-1389

reisenstadt@neostx.com

Sarah McCabe

Stern Investor Relations, Inc.

(212) 362-1200

sarah@sternir.com